Exhibit 99.1 News November 23, 2020 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Included in Dow Jones Sustainability World and North America Indices Recognized as DJSI Industry Leader TULSA, Okla. – Nov. 23, 2020 – ONEOK, Inc. (NYSE: OKE) today announced its inclusion in the Dow Jones Sustainability World Index (DJSI World) and Dow Jones Sustainability North America Index (DJSI North America). Additionally, ONEOK was named the DJSI Industry Leader for Oil and Gas Storage and Transportation. This marks ONEOK’s first inclusion in the DJSI World Index, where it is currently the only North American energy company included in the group of global sustainability leaders. The company was also included in the DJSI North America Index for the second consecutive year. “The recognition of ONEOK’s long history of sustainability performance and first time inclusion in the DJSI World Index are the result of our employees’ hard work and dedication to operating safely and responsibly,” said Terry K. Spencer, ONEOK president and chief executive officer. “Making ESG a priority throughout our operations has long been an important strategy for ONEOK. While we are proud of the progress we’ve made and these recognitions from DJSI, our focus remains on continuing to improve our ESG performance.” Founded in 1999, the DJSI was the first global sustainability benchmark and tracks the stock performance of the world’s leading companies in terms of economic, environmental and social criteria. The DJSI World Index tracks the performance of the top 10% of the largest 2,500 companies in the S&P Global Broad Market Index (S&P Global BMI). The DJSI North America Index tracks the performance of the top 20% of the largest 600 companies in the S&P Global BMI in the region. DJSI Industry leaders are the top performing companies in each of the 61 industries represented in the DJSI Indices. More information about ONEOK’s ESG performance can be found in the company’s Corporate Sustainability Report on ONEOK’s website, www.oneok.com.

ONEOK Included in Dow Jones Sustainability World and North America Indices Nov. 23, 2020 Page 2 --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. ### -more -